Exhibit 10.2

LEASE AGREEMENT

This Agreement is made on January 5, 2012

BETWEEN

VITAMIN REALTY ASSOCIATES, LLC

located at 225 Long Avenue, Building 15, Hillside, NJ 07205

herein designated as the "Landlord",

AND

AGRO LABS, INC

Located at 225 Long Avenue, Building 15 (2nd Floor), Hillside, NJ 07205

herein designated as the "Tenant."

1.           Premises. The Landlord does hereby lease to the Tenant and the Tenant does hereby rent from the Landlord, the following described premises:

Approximately 2,700 square feet of warehouse space (and Storage Space located on the 1st floor of Building 15 at 225 Long Avenue, Hillside, New Jersey, and as depicted on Exhibit “A” hereto (the “Leased Premises”),

2.           Term. The term of this lease is for seven years commencing on February 1, 2012 (the “Effective Date”) and ending on January 31, 2019. Tenant agrees to accept the premises in its “as is” condition.

3.           Use. The Leased Premises are to be used and occupied only and for no other purpose than a general storage.

4.           Rent. The Tenant agrees to pay $27,000.00 (Twenty Seven Thousand Dollars) as rent for the term of the lease to be paid in twelve equal monthly installments of $2,250.00 (Two thousand two hundred fifty Dollars).

All rental payments are due on the first day of each month. The first payment of rent and any security deposit is due upon the signing of the Lease by the Tenant. The Tenant must pay a late charge of five percent (5%) of the monthly rental as additional rent for each payment that is more than 10 days late. This late charge is due with the monthly rent payment. The Tenant must also pay a fee of $250.00 as additional rent for any dishonored check.

The base rent shall escalate increase as follows:

Year 1	$27,000	per annum
Year 1	$27,810.00	per annum
Year 1	$28,644.30	per annum
Year 1	$29,503.63	per annum
Year 1	$30,388.74	per annum
Year 1	$31,300.40	per annum
Year 1	$32,239.41	per annum

All rent shall be paid in twelve equal monthly installments.

5.           Repairs and Care. The Tenant has examined the Leased Premises and has entered into this lease without any representation on the part of the Landlord as to the condition thereof. The Tenant shall take good care of the Leased Premises and shall at the Tenant's own cost and expense, make all repairs, including painting and decorating, and shall maintain the Leased Premises in good condition and state of repair, and at the end or other expiration of the term hereof, shall deliver up the Leased Premises in good order and condition, wear and tear from a reasonable use thereof, and damage by the elements not resulting from the neglect or fault of the Tenant, excepted. The Tenant shall neither encumber nor obstruct the sidewalks, driveways, yards, entrances, hallways and stairs, but shall keep and maintain the same in a clean condition, free from debris, trash, and refuse.

6.           Compliance with Laws etc. The Tenant shall promptly comply with all laws, ordinances, rules, regulations, requirements and directives of the Federal, State and Municipal Governments or Public Authorities and of all their departments, bureaus and subdivisions, applicable to and affecting the said Leased Premises, their use and occupancy, for the correction, prevention and abatement of nuisances, violations or other grievances in, upon or connected with the said Leased Premises, during the term hereof; and shall promptly comply with all orders, regulations, requirements and directives of the Board of Fire Underwriters or similar authority and of any insurance companies which have issued or are about to issue policies of insurance covering the said Leased Premises and its contents, for the prevention of fire or other casualty, damage or injury, at the Tenant's own cost and expense.

7.           Assignment. The Tenant shall not assign, mortgage or hypothecate this lease, nor sublet or sublease the Leased Premises or any part thereof; nor occupy or use the Leased Premises or any part thereof, nor permit or suffer the same to be occupied or used for any purposes other than as herein limited, nor for any purpose deemed unlawful, disreputable, or extra hazardous, on account of fire or other casualty, without the express written consent of Landlord, which shall not be unreasonably withheld.

8.           Fire and Other Casualty. In case of fire or other casualty, the Tenant shall give immediate notice to the Landlord. If the Leased Premises shall be partially damaged by fire, the elements or other casualty, the Landlord shall repair the same as speedily as practicable, but the Tenant's obligation to pay the rent hereunder shall not cease. If, in the opinion of the Landlord, the Leased Premises be so extensively and substantially damaged as to render them untenantable, then the rent shall cease until such time as the Leased Premises shall be made tenantable by the Landlord. However, if, in the opinion of the Landlord, the Leased Premises be totally destroyed or so extensively and substantially damaged as to require practically a rebuilding thereof, then the rent shall be paid up to the time of such destruction and then and from thenceforth this lease shall come to an end. In no event however, shall the provisions of this clause become effective or be applicable, if the fire or other casualty and damage shall be the result of the carelessness, negligence or improper conduct of the Tenant or the Tenant's agents, employees, guests, licensees, invitees, subtenants, assignees or successors. In such case, the Tenant's liability for the payment of the rent and the performance of all the covenants, conditions and terms hereof on the Tenant's part to be performed shall continue and the Tenant shall be liable to the Landlord for the damage and loss suffered by the Landlord. If the Tenant shall have been insured against any of the risks herein covered, then the proceeds of such insurance shall be paid over to the Landlord to the extent of the Landlord's costs and expenses to make the repairs hereunder, and such insurance carriers shall have no recourse against the Landlord for reimbursement.

9.           Alterations and/or Improvements. The Tenant acknowledges that the Leased Premises are being delivered in “AS IS” condition.  All fit-ups and build-outs thereafter shall be at the Tenant’s sole expense. No alterations, additions or improvements shall be made, and no climate regulating, air conditioning, cooling, heating or sprinkler systems, television or radio antennas, heavy equipment, apparatus and fixtures, shall be installed in or attached to the Leased Premises without the written consent of the Landlord. Unless otherwise provided herein, all such alterations, additions or improvements and systems, when made, installed in or attached to the said Leased Premises, shall belong to and become the property of the Landlord and shall be surrendered with the Leased Premises and as part thereof upon the expiration or sooner termination of this lease, without hindrance, molestation or injury.

10.           Inspection and Repair. The Tenant agrees that the Landlord and the Landlord's agents, employees or other representatives, shall have the right to enter into and upon the said Leased Premises or any part thereof, at all reasonable hours, for the purpose of examining the same or making such repairs or alterations therein as may be necessary for the safety and preservation thereof. This clause shall not be deemed to be a covenant by the Landlord nor be construed to create an obligation on the part of the Landlord to make such inspection or repairs.

11.           Right to Exhibit. The Tenant agrees to permit the Landlord and the Landlord's agents, employees or other representatives to show the Leased Premises to persons wishing to rent or purchase the same, and Tenant agrees that on and after the FOURTH MONTH next preceding the expiration of the term hereof, the Landlord or the Landlord's agents, employees or other representatives shall have the right to place notices on the front of said Leased Premises or any part thereof, offering the Leased Premises for rent or for sale; and the Tenant hereby agrees to permit the same to remain thereon without hindrance or molestation.

12.           Glass, etc. Damage, Repairs. In case of the destruction of or any damage to the glass in the Leased Premises, or the destruction of or damage of any kind whatsoever to the said Leased Premises, caused by the carelessness, negligence or improper conduct on the part of the Tenant or the Tenant's agents, employees, guests, licensees, invitees, subtenants, assignees or successors, the Tenant shall repair the said damage or replace or restore any destroyed parts of the Leased Premises, as speedily as possible, at the Tenant's own cost and expense.

13.           Signs.  INTENTIONALLY OMITTED

14.           Non-Liability of Landlord. The Landlord shall not be liable for any damage or injury which may be sustained by the Tenant or any other person, as a consequence of the failure, breakage, leakage or obstruction of the water, plumbing, steam, sewer, waste or soil pipes, roof, drains, leaders, gutters, valleys, down-spouts or the like or of the electrical, gas, power, conveyor, refrigeration, sprinkler, air-conditioning or heating systems, elevators or hoisting equipment; or by reason of the elements; or resulting from the carelessness, negligence or improper conduct on the part of any other Tenant or of the Landlord or the Landlord's or this or any other Tenant's agents, employees, guests, licensees, invitees, subtenants, assignees or successors; or attributable to any interference with, interruption of or failure, beyond the control of the Landlord, of any services to be furnished or supplied by the Landlord.

15.           Mortgage Priority. This lease shall not be a lien against the said Leased Premises in respect to any mortgages that may hereafter be placed upon said Leased Premises. The recording of such mortgage or mortgages shall have preference and precedence and be superior and-prior in lien to this lease, irrespective of the date of recording and the Tenant agrees to execute any instruments, without cost, which may be deemed necessary or desirable, to further effect the subordination of this lease to any such mortgage or mortgages. A refusal by the Tenant to execute such instruments shall entitle the Landlord to the option of canceling this lease, and the term hereof is hereby expressly limited accordingly.  This cancellation of the term shall not relieve Tenant of its obligation to pay the rent hereunder.

16.           Security. The Tenant has this day deposited with the Landlord the sum equating to TWO MONTHS RENT ($5,400.00) as security for the payment of the rent hereunder and the full and faithful performance by the Tenant of the covenants and conditions on the part of the Tenant to be performed. Said sum shall be returned to the Tenant, without interest, after the expiration of the term hereof, provided that the Tenant has fully and faithfully performed all such covenants and conditions and is not in arrears in rent. During the term hereof, the Landlord may, if the Landlord so elects, have recourse to such security, to make good any default by the Tenant, in which event the Tenant shall, on demand, promptly restore said security to its original amount. Liability to repay said security to the Tenant shall run with the reversion and title to said Leased Premises, whether any change in ownership thereof be by voluntary alienation or as the result of judicial sale, foreclosure or other proceedings, or the exercise of a right of taking or entry by any mortgagee. The Landlord shall assign or transfer said security, for the benefit of the Tenant, to any subsequent owner or holder of the reversion or title to said Leased Premises, in which case the assignee shall become liable for the repayment thereof as herein provided, and the assignor shall be deemed to be released by the Tenant from all liability to return such security. This provision shall be applicable to every alienation or change in title and shall in no wise be deemed to permit the Landlord to retain the security after termination of the Landlord's ownership of the reversion or title. The Tenant shall not mortgage, encumber or assign said security without the written consent of the Landlord.

17.           Increase of Insurance Rates. If for any reason it shall be impossible to obtain fire and other hazard insurance on the buildings and improvements on the Leased Premises, in an amount and in the form and in insurance companies acceptable to the Landlord, the Landlord may, if the Landlord so elects at any time thereafter, terminate this lease and the term hereof, upon giving to the Tenant fifteen days notice in writing of the Landlord's intention so to do, and upon the giving of such notice, this lease and the term thereof shall terminate. If by any reason of the use to which the Leased Premises are put by the Tenant or character of or the manner in which the Tenant's business is carried on, the insurance rates for fire and other hazards shall be increased, the Tenant shall upon demand, pay to the Landlord, as additional rent, the amounts by which the premiums for such insurance are increased. Such payment shall be paid with the next installment of rent but in no case later than one month after such demand, whichever occurs sooner.

18.           Utilities. The Tenant shall pay when due all the rents or charges for water or other utilities used by the Tenant, which are or may be assessed or imposed upon the Leased Premises or which are or may be charged to the Landlord by the suppliers thereof during the term hereof, and if not paid, such rents or charges shall be added to and become payable as additional rent with the installment of rent next due or within 30 days of demand therefor, whichever occurs sooner.  Specifically, Tenant shall pay electricity the equivalent of $1.25 per square foot per annum; $3,375.00 per year, or $281.25 per month.

19.           Condemnation Eminent Domain. If the land and Leased Premises leased herein, or of which the Leased Premises are a part, or any portion thereof, shall be taken under eminent domain or condemnation proceedings, or if suit or other action shall be instituted for the taking or condemnation thereof, or if in lieu of any formal condemnation proceedings or actions, the Landlord shall grant an option to purchase and or shall sell and convey the said Leased Premises or any portion thereof, to the governmental or other public authority, agency, body or public utility, seeking to take said land and Leased Premises or any portion thereof, then this lease, at the option of the Landlord, shall terminate, and the term hereof shall end as of such date as the Landlord shall fix by notice in writing; and the Tenant shall have no claim or right to claim or be entitled to any portion of any amount which may be awarded as damages or paid as the result of such condemnation proceedings or paid as the purchase price for such option, sale or conveyance in lieu of formal condemnation proceedings; and all rights of the Tenant to damages, if any, are hereby assigned to the Landlord. The Tenant agrees to execute and deliver any instruments, at the expense of the Landlord, as may be deemed necessary or required to expedite any condemnation proceedings or to effectuate a proper transfer of title to such governmental or other public authority, agency, body or public utility seeking to take or acquire the said lands and Leased Premises or any portion thereof. The Tenant covenants and agrees to vacate the said Leased Premises, remove all of the Tenant's personal property therefrom and deliver up peaceable possession thereof to the Landlord or to such other party designated by the Landlord in the aforementioned notice. Failure by the Tenant to comply with any provisions in this clause shall subject the Tenant to such costs, expenses, damages and losses as the Landlord may incur by reason of the Tenant's breach hereof.

20.           Remedies Upon Tenant's Default. If there should occur any default on the part of the Tenant in the performance of any conditions and covenants herein contained, or if during the term hereof the Leased Premises or any part thereof shall be or become abandoned or deserted, vacated or vacant, or should the Tenant be evicted by summary proceedings or otherwise, the Landlord, in addition to any other remedies herein contained or as may be permitted by law, may either by force or otherwise, without being liable for prosecution therefor, or for damages, re-enter the said Leased Premises and the same have and again possess and enjoy; and as agent for the Tenant or otherwise, re-let the Leased Premises and receive the rents therefor and apply the same, first to the payment of such expenses, reasonable attorney fees and costs, as the Landlord may have been put to in re-entering and repossessing the same and in making such repairs and alterations as may be necessary; and second to the payment of the rents due hereunder. The Tenant shall remain liable for such rents as may be in arrears and also the rents as may accrue subsequent to the re-entry by the Landlord, to the extent of the difference between the rents reserved, hereunder and the rents, if any, received by the Landlord during the remainder of the unexpired term hereof, after deducting the aforementioned expenses, fees and costs; the same to be paid as such deficiencies arise and are ascertained each month.

21.           Termination on Default. Upon the occurrence of any of the contingencies set forth in the preceding clause, or should the Tenant be adjudicated as bankrupt, insolvent or placed in receivership, or should proceedings be instituted by or against the Tenant for bankruptcy, insolvency, receivership, agreement of composition or assignment for the benefit of creditors, or if this lease or the estate of the Tenant hereunder shall pass to another by virtue of any court proceedings, writ of execution, levy, sale, or by operation of law, the Landlord may, if the Landlord so elects, at any time thereafter, terminate this lease and the term hereof, upon giving to the Tenant or to any trustee, receiver, assignee or other person in charge of or acting as custodian of the assets or property of the Tenant, five days notice in writing, of the Landlord's intention to do so. Upon the giving of such notice, this lease and the term hereof shall end on the date fixed in such notice as if the said date was the date originally fixed in this lease for the expiration hereof; and the Landlord shall have the right to remove all persons, goods, fixtures and chattels therefrom, by force or otherwise, without liability for damages.

22.           Removal of Tenant's Property. Any equipment, fixtures, goods or other property of the Tenant, not removed by the Tenant upon the termination of this lease, or upon any quitting, vacating or abandonment of the Leased Premises by the Tenant, or upon the Tenant's eviction, shall be considered as abandoned and the Landlord shall have the right, without any notice to the Tenant, to sell or otherwise dispose of the same, at the expense of the Tenant, and shall not be accountable to the Tenant for any part of the proceeds of such sale, if any.

23.           Reimbursement of Landlord. If the Tenant shall fail or refuse to comply with and perform any conditions and covenants of the within lease, the Landlord, may, if the Landlord so elects, carry out and perform such conditions and covenants, at the cost and expense of the Tenant, and the said cost and expense shall be payable on demand as additional rent, or at the option of the Landlord shall be added to the installment of rent, due immediately thereafter but in no case later than one month after such demand, whichever occurs sooner, and shall be due and payable as such. This remedy shall be in addition to such other remedies as the Landlord may have hereunder by reason of the breach by the Tenant of any of the covenants and conditions in this lease contained herein.

24.           Non-Performance by Landlord. This lease and the obligation of the Tenant to pay the rent hereunder and to comply with the covenants and conditions hereof, shall not be affected, curtailed, impaired or excused because of the Landlord's inability to supply any service or material called for herein, by reason of any rule, order regulation or preemption by any governmental entity, authority, department, agency or subdivision or for any delay which may arise by reason of negotiations for the adjustment of any fire or other casualty loss or because of strikes or other labor trouble or for any cause beyond the control of the Landlord.

25.           Validity of Lease. The terms, conditions, covenants and provisions of this lease shall be deemed to be severable. If any clause or provision herein contained shall be adjudged to be invalid or unenforceable by a court of competent jurisdiction or by operation of any applicable law, it shall not affect the validity of any other clause or provision herein, but such other clauses or provisions shall remain in full force and effect.

26.           Non-Waiver by Landlord. The various rights, remedies, options and elections of the Landlord, expressed herein, are cumulative, and the failure of the Landlord to enforce strict performance by the Tenant of the conditions and covenants of this lease or to exercise any election or option or to resort or have recourse to any remedy herein conferred or the acceptance by the Landlord of any installment of rent after any breach by the Tenant, in any one or more instances, shall not be construed or deemed to be a waiver or a relinquishment for the future by the Landlord of any such conditions and covenants, options, elections or remedies, but the same shall continue in full force and effect.

27.           Notices. All notices required under the terms of this lease shall be given and shall be complete by mailing such notices by certified or registered mail, return receipt requested, to the address of the parties as shown at the head of this lease, or to such other address as may be designated in writing, which notice of change of address shall be given in the same manner.

28.           Title and Quiet Enjoyment. The Landlord covenants and represents that the Landlord is the owner of the Leased Premises herein leased and has the right and authority to enter into, execute and deliver this lease; and does further covenant that the Tenant on paying the rent and performing the conditions and covenants herein contained, shall and may peaceably and quietly have, hold and enjoy the Leased Premises for the term aforementioned.

29.           Entire Contract. This lease contains the entire contract between the parties. No representative, agent or employee of the Landlord has been authorized to make any representations or promises with reference to the within letting or to vary, alter or modify the terms hereof. No additions, changes or modifications, renewals or extensions hereof, shall be binding unless reduced to writing and signed by the Landlord and the Tenant.

30.           Conformity with Laws and Regulations. The Landlord may pursue the relief or remedy sought in any invalid clause, by conforming the said clause with the provisions of the statutes or the regulations of any governmental agency in such case made and provided as if the particular provisions of the applicable statutes or regulations were set forth herein at length.

31.           Number and Gender. In all references herein to any parties, persons, entities or corporations the use of any particular gender or the plural or singular number is intended to include the appropriate gender or number as the text of the within instrument may require. All the terms, covenants and conditions herein contained shall be for and shall inure to the benefit of and shall bind the respective parties hereto, and their heirs, executors, administrators, personal or legal representatives, successors and assigns.

32.           Additional Agreements. Any additional agreements between the Landlord and the Tenant are set forth in a Rider attached to this Lease. The terms of such Rider are hereby incorporated by reference as if fully set forth at length.

In Witness Whereof, the parties hereto have hereunto set their hands and seal, or caused these presents to be signed by their proper corporate officers and their proper corporate seal to be hereto affixed, the day and year first above written.

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Witness or Attest:	Vitamin Realty Associates, LLC, Landlord

By: /s/ Christina Kay	By: /s/ E. Gerald Kay
Christina Kay	E. Gerald Kay
Dated: May 4, 2012

AGRO LABS, INC

By: /s/ Christina Kay	By: /s/ Dina Masi
Christina Kay	Dina Masi
Dated: May 4, 2012

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RIDER TO LEASE AGREEMENT
BETWEEN
VITAMIN REALTY ASSOCIATES, LLC
AND
AGRO LABS, INC

a) REPAIRS.

Notwithstanding anything to the contrary contained herein, it is agreed that the Tenant shall be responsible to maintain and for the making of necessary interior nonstructural repairs to the Leased Premises, including all costs and expenses relating to the repair and replacement of heating facilities, plumbing facilities, sewer facilities, air-conditioning facilities, electric facilities and other facilities necessary for the maintenance of the Leased Premises, and that the Landlord shall be responsible for the making of necessary structural repairs, interior and exterior, exterior repairs and roof repairs; provided, however, that Tenant shall be responsible for any necessary structural, exterior, and roof repairs if required by reason of the negligence or misconduct of the Tenant, its agents, employees, contractors, or invitees.  Landlord shall be responsible for maintaining the parking areas.

b) WAIVER OF SUBROGATION.

Each party shall cause endorsements to be added to their respective policies of insurance covering any insurable interest it may have with respect to the Leased Premises or any Property thereon, which will provide that the insurers waive all rights to subrogation to the rights of the insured party against the other party to this Lease in connection with any loss or damage covered by said policies. If any such waiver of subrogation is obtained only upon such payment of an additional premium, then the obligation to obtain such waiver of subrogation shall be conditioned upon payment of such additional premium by the party for whose benefit such waiver is sought.

c) MUNICIPAL REAL ESTATE TAXES.

i) Landlord shall be responsible for the payment of all municipal real estate taxes, assessments, water and sewer rents, and governmental impositions, duties and charges of every kind in nature whatsoever, extraordinary as well as ordinary, and whether now within the contemplation of the parties or not and each and every installment of each of them, which shall or may during the term of the Lease be charged, laid, levied, assessed or imposed upon the Leased Premises of which the Leased Premises form a part or upon any sidewalks or streets in front of or adjoining the said Leased Premises, or which may become due and payable with respect thereto, and any and all taxes charged, laid, levied, assessed or imposed in lieu of the foregoing, under or by virtue of any present or future laws, rules, requirements, orders, directions, ordinances, or regulations of the United States of America or of the state, county, municipal, governmental or lawful authority whatsoever; all to the extent applicable to the term of this Lease.

ii) Nothing herein contained shall require or be construed to obligate Tenant to pay any franchise, corporation, capital stock, capital levies, transfer, estate or inheritance, income or excess profits tax imposed upon Landlord or upon its successors or assigns of any of them. If, however, after the date hereof, the method of real estate taxation shall be altered so as to cause the whole or any part of the real estate taxes, assessments, levies, impositions or other charges now or hereafter levied, assessed or imposed on the Leased Premises or any interest therein or portion thereof to be levied, assessed or imposed, wholly or partially, as a capital levy, or otherwise on the Landlord or its assigns, or on any rents or other charge received under this Lease, or out of sales from or use of the Leased Premises, or any portion thereof of interest therein, or if any such tax, assessment, levy (including but not limited to any municipal, county, state or federal levy), imposition or charge, or any part thereof, shall be measured by or be based in whole or in part upon the Leased Premises or any portion thereof or interest therein, and/or upon any other taxable interest, the portion of the sums which Tenant is required to pay hereunder in lieu of the methods of taxation prevailing on the date hereof shall be Tenant's proportionate share of all such taxes, assessments, levies, impositions or charges, to the extent that they are so measured or based, and the same shall be deemed to be included with the term real estate taxes for the purposes hereof to the extent the same would be payable if the Leased Premises were the only property of Landlord subject thereto, and if the income from the Leased Premises were the only taxable income of Landlord during the year in question.

iii) All real estate taxes, assessments and other charges and installments thereof which shall become payable for the period falling within shall be paid by Landlord.

iv) Tenant's proportionate share of all taxes, special assessments, levies, impositions and charges for any tax year beyond 2011/2012 shall be determined by multiplying the same by the following fraction:

1.72 of the Commercial Space totals

d) EXCULPATION.

Notwithstanding anything to the contrary contained herein, it is agreed (a) that if Landlord or any successor in interest is a corporation, there shall be no personal liability on the part of any stockholder, officer or director of such corporation or any subsidiary, affiliate, joint venturer, or partner of such corporation with respect to any obligation of the Landlord hereunder or in connection herewith, and (b) that if Landlord is a firm, partnership, joint venture or association, there shall be no personal liability on the part of any partner, general or limited, or member thereof with respect to any obligations hereunder or in connection herewith. If Landlord shall be in breach or default with respect to its obligations under this Lease, Tenant agrees (a) that it shall look solely to the estate, equity and interest of Landlord in the land and building of which the Leased Premises forms a part for the collection of any judgment (or other judicial process) requiring the payment of money by Landlord in the event of any default or breach by Landlord hereunder and (b) that there shall be no personal liability on the part of Landlord or its stockholders, officers, directors, subsidiaries, affiliates, joint venturers, partners or members for the collection of any such judgment or other judicial process beyond their respective interests in the land and building of which the Leased Premises form a part. The provisions hereof shall not, however, be deemed a waiver or modification of Tenant's rights or Landlord's obligations under this Lease, nor shall it prevent Tenant from obtaining judgment against the Landlord in case of such breach or default to the extent that the same shall be a lien against Landlord's equity or interest therein, nor from asserting any setoff or deduction against the rents payable under this Lease to which Tenant may be entitled under this Lease, or by judgment in its favor.

e) FIRE AND EXTENDED COVERAGE INSURANCE.

Landlord shall be obligated to insure the Leased Premises to its full insurable replacement value including Landlord's loss of rent, against the perils covered by standard fire and extended coverage policies, and Tenant shall be responsible for payment of premiums for same as provided in Paragraph 8 hereof.

In the event that it shall be impossible to obtain fire, and extended coverage insurance on the buildings and improvements on the Leased Premises in an amount, in the form and with fire insurance companies reasonably acceptable to Landlord, because of any reason due to or connected with the occupancy of Tenant, the Landlord may at its option, at any time thereafter, terminate this Lease and the term thereof by giving the Tenant ten (10) days notice in writing of its intention to do so, provided, however, that this Lease shall not terminate if Tenant shall procure the insurance required hereunder prior to the expiration of the 10-day notice period set out above. Landlord represents that all Tenants have a similar clause in their Lease Agreement.

f) PUBLIC LIABILITY.

Tenant shall maintain during the term of this Lease comprehensive general public liability and property damage with an insurance company licensed to do business in the State of New Jersey with a single limit of no less than Two Million Dollars ($2,000,000.00) for personal injury or death, and said policy shall include property damage limit of One Hundred Thousand Dollars ($100,000.00) with an insurer of Tenant's selection reasonably satisfactory to Landlord. Landlord shall be named as an additional insured.

g) ENDORSEMENTS & NON-CANCELABLE PROVISIONS.

The original of all insurance policies or certificates of insurance shall be furnished to Landlord and shall carry endorsements thereon for the benefit of the Landlord and Tenant, and Landlord's mortgagees, agents, servants, and employees and all persons claiming against the Landlord and/or Tenant as their respective interest may appear. Each policy shall contain an endorsement to the effect that said policy shall not be canceled or modified without ten (10) days' prior notice to Landlord. If required, Tenant shall supply to the Landlord the original policy and paid receipt.

h) INSURANCE RENEWALS.

At least fifteen (15) days prior to the expiration or termination date of any of the insurance policies, Tenant shall deliver to Landlord a copy of the renewal or replacement policy with proof of payment of the premium therefore. Certificates of Insurance shall be permitted under this Article as they are permitted in Article 37.

i) PREMIUM PAYMENT AND OTHER INSURANCE.

Tenant shall pay all insurance premiums for insurance coverages required to be obtained by Landlord and/or Tenant as herein provided. In addition, Tenant shall obtain at its cost and expense such other insurance and in such amounts as may from time to time be reasonably required by Landlord or the fee mortgage.

j) DUAL RELEASE OF LIABILITY TO EXTENT OF RECOVERY OF INSURANCE PROCEEDS.

Neither the Landlord nor the Tenant shall be liable to the other for any business interruption or any loss or damage to property or injury to or death of persons occurring on the Leased Premises or the adjoining property, or in any manner growing out of or connected with the Tenant's use and occupation of the Leased Premises, or the condition thereof, or of the adjoining property, whether or not caused by the negligence or other fault of the Landlord or the Tenant or of their respective agents, employees, subtenants, licensees, or assigns. This release shall apply only to the extent that such business interruption, loss or damage to property, or injury to or death of persons covered by insurance, regardless of whether such insurance is payable to or protects the Landlord or the Tenant or both. Nothing in this paragraph shall be construed to impose any other or greater liability upon either the Landlord or the Tenant than would have existed in the absence of this paragraph. This release shall be in effect only so long as the applicable insurance policies contain a clause incorporating the foregoing and to the effect that this release shall not affect the right of the insured to recover under such policies. Such clauses shall be obtained by the parties whenever possible. Landlord and/or Tenant shall obtain appropriate clauses pursuant to which their respective insurance carriers waive rights of subrogation.

k) REIMBURSEMENT OF LANDLORD'S EXPENSES.

Landlord or its agents, at Landlord's expense, subject to the reimbursement formula hereinafter set forth in this paragraph may incur expenditures in connection with the building of which the Leased Premises form a part. All costs and expenditures reasonably required in connection with the operation and maintenance of the building and the Surrounding Leased Premises shall be reimbursed by the Tenant to the Landlord in accordance with said formula provided that each other Tenant or occupant of the building within which the Leased Premises are located shall be required to reimburse Landlord for such costs and expenses on a proportionate basis for any such expenses beyond the Base Year of 2012.. Without limiting in any manner whatsoever the generality of the foregoing, such costs and expenditures shall include the following:

i) Cost and expenditures relating to the removal of snow, ice, debris; and

ii) Cost and expenditures relating to maintenance of landscaping, planting and shrubbery; and

iii) All cost and expenditures such as insurance premiums required by Landlord in connection with the protection of the Landlord and the Tenant; and

iv) All costs and expenditures relating to the repair and replacement of common areas, plumbing facilities excluding other toilet areas, sewage facilities, and all other facilities necessary for the maintenance of the building, and related to the operation of the Leased Premises.

v) All cost and expenditures reasonably incurred by Landlord pertaining to or related with Landlord's maintenance of the building and adjoining area.

In each rental year, Tenant shall pay Landlord, as additional rent, Tenant's proportionate share of Landlord's costs and expenditures as specified above in accordance with a fractional share computed as follows:

1.71% of the Commercial Space totals

Said fractional share shall then be applied to Landlord's costs and expenditures to determine Tenant's proportionate share of same. The charge required hereunder shall be paid by Tenant in quarterly installments and in such amounts as are actually incurred by the Landlord during the term of this Lease Agreement each quarterly payment shall be due and payable within thirty (30) days after receipt of said bill.

Within SIXTY (60) DAYS after the end of Landlord's fiscal year or calendar year, whichever is applicable, inclusive of the year during which the term of this Lease is terminated, Landlord shall make available for Tenant's inspection Landlord's records relating to the operating expenses for such preceding 12-month period.

All quarterly invoices to the Tenant related to expense reimbursement to the Landlord shall include copies of the bills or invoices for each expense billed to the Tenant during the past year, and which is included in the annual summary.

l) ARBITRATION.

Arbitration, where specifically provided under this Lease Agreement, shall be conducted as follows: On ten (10) days' written notice by either party to the other, each of them shall designate an arbitrator, and a third arbitrator shall be appointed pursuant to the laws of the State of New Jersey with respect to arbitration, as set forth in N.J.S.A. 2A:24-l et. seq., or any amendment thereto, or substitution thereof, or subsequent and legally opposite legislation.

m) BROKERS.

Tenant and Landlord represent to one another that there are no brokers involved with or entitled to any commission or other compensation in connection with the execution of this Lease Agreement.

n) LATE AND ADDITIONAL CHARGES.

Tenant understands that all rent set forth herein is due and payable on the first day of each month. In the event the rent is not received by the Landlord by the tenth day of the month, there shall be a late charge imposed on and payable by Tenant, which late charge shall be Five (5%) percent of the rent payment for each month that the rent is outstanding. Tenant agrees that late charge as set forth above is fair and reasonable to reimburse Landlord for Landlord's expenses with regard to bookkeeping and collection of said rents and for late penalties due under Landlord's mortgage, and said late charge shall be due and payable as additional rent, immediately, together with the rent payment.

Should Tenant require overtime security guard services on Tuesday and Thursday evenings until 9pm EST, same shall be provided at an additional charge to Tenant of $0.50 per square foot.

o) NOTICES.

Any notice, consent, approval, request, communication, bill, demand or statement provided for hereunder by either party to the other party shall be in writing and shall be deemed to have been duly given if delivered personally to such other party or mailed in a postpaid envelope (registered, certified or otherwise, with or without return receipt) addressed to such other party, which address for the Landlord shall be as above set forth and for the Tenant shall be the Leased Premises (or the Tenant's address as above mailed prior to the occupancy of the Leased Premises), or if the address of such other party for notices shall have been duly changed as hereinafter provided, if so mailed to such other party at such changed address. Either party may at any time change the address for such notices, consents, approvals, requests, communications, bills, demands or statements by delivering or mailing, as aforesaid, to the other party a notice stating the change and setting forth the changed address. If the term "Tenant" as used in this Lease refers to more than one person, any notice, consent, approval, request, communication, bill, demand or statement given as aforesaid to any one of such persons shall be deemed to have been duly given to Tenant. All notices, to be valid, must be receipted, or have proof of delivery to the other party.  Additionally, if an notice sent to Landlord, a copy of same must be sent to the building’s manager, Gary Sheppard, c/o Sheppard Hale & Associates, Inc., 225 Long Avenue, Building 15, Hillside, NJ 07205 and emailed to gsheppard@sheppardhale.com.

p) COMPLIANCE WITH RULES AND REGULATIONS.

Landlord and Tenant shall comply with any and all requirements of the New Jersey Economic Development Authority in order that Landlord may comply with rules and regulations of the aforesaid Authority, as well as the New Jersey Economic Development Authority act and the Internal Revenue Code of 1954 as amended.

This lease may be signed in counterparts.

Witness or Attest:	Vitamin Realty Associates, LLC, Landlord

By: /s/ Christina Kay	By: /s/ E. Gerald Kay
Christina Kay	E. Gerald Kay
Dated: May 4, 2012

AGRO LABS, INC, Tenant

By: /s/ Christina Kay	By: /s/ Dina Masi
Christina Kay	Dina Masi
Dated: May 4, 2012

REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

STATE OF NEW JERSEY	)
)ss.:
COUNTY OF UNION	)

On May 4th, 2012, before me, the undersigned, a Notary Public in and for said State, appeared E. Gerald Kay, Managing Member of VITAMIN REALTY ASSOCIATES, LLC, as well as individually, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

By: /s/ Mireille Antinozzi
Mireille Antinozzi
Notary Public

STATE OF NEW JERSEY	)
)ss.:
COUNTY OF UNION	)

On May 4th, 2012, before me, the undersigned, a Notary Public in and for said State, appeared Dina Masi, CFO of AGRO LABS, INC. personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

By: /s/ Mireille Antinozzi
Mireille Antinozzi
Notary Public